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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




                      PARADISE MUSIC & ENTERTAINMENT, INC.
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                  (Exact name of issuer as specified in its charter)


      DELAWARE                                     13-3906452
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  (State of incorporation or organization) (I.R.S. Employer Identification No.)

420 West 45th Street, 5th Floor, New York, New York                    08543
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(Address of principal executive offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each class      Name of each exchange on which
    to be so registered      each class is to be registered

  Common Stock, $.01 par        The Boston Stock Exchange
  value per share.              The Nasdaq SmallCap Market

  Redeemable Common Stock       The Boston Stock Exchange
  Purchase Warrants, two        The Nasdaq SmallCap Market
  of which entitle the
  holder to purchase one
  share of Common Stock

Securities to be registered pursuant to Section 12(g) of the Act:

                            None


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Item 1.  Description of Registrant's Securities to be Registered.

     The information contained under the caption "Description of Securities" on pages 44 to 46 of Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 30, 1996 (Registration No. 333-13941) is incorporated herein by reference.

Item 2.  Exhibits.

     1.1 The information contained under the caption "Description of Securities" on pages 44 to 46 of Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission of December 30, 1996 (Registration No. 333-13941).(1)

     3.1  Certificate of Incorporation of Registrant.(2)

     3.2  By-laws of Registrant.(2)

     4.1  Specimen Certificate of Registrant's Common Stock.(3)

     4.2 Specimen Certificate of Registrant's Redeemable Common Stock Purchase Warrant.(3)

     4.4 Warrant Agreement between Registrant and Continental Stock Transfer & Trust Company.(3)

________________________

     (1) Incorporated by reference to pages 44 to 46 of Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 30, 1996 (Registration No. 333-13941).

     (2) Incorporated by reference to Exhibit of the same number of the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 11, 1996 (Registration No. 333-13941).

     (3) Incorporated by reference to Exhibit of the same number of Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 30, 1996 (Registration No. 333-13941).


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                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           PARADISE MUSIC & ENTERTAINMENT, INC.

                                           By:  /s/  John Loeffler
                                              ---------------------------------
                                              John Loeffler
                                              President




Dated: January 7, 1997


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